EXHIBIT 32.1

CERTIFICATION

     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Vornado Operating Company (the “Company”) hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 11, 2003	/s/ STEVEN ROTH Name: Steven Roth
Title: Chief Executive Officer